                                                                    Exhibit 12.1


               CONSOLIDATED COMMUNICATIONS ILLINOIS HOLDINGS, INC.
                CONSOLIDATED COMMUNICATIONS TEXAS HOLDINGS, INC.

      STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (Amounts in Thousands, Except Ratios)


CONSOLIDATED COMMUNICATIONS ILLINOIS HOLDINGS, INC.


                                                            Fiscal Year                              Nine Months Ended
                                                            -----------                              ----------------
                                                                                                 September 30, September 30,
                                     1999         2000         2001         2002         2003         2003         2004
                                   -------      -------      -------      -------      -------      -------      -------
Fixed Charges:
   Interest expense including
   amortization of debt issuance
   costs                           $   1.8      $   1.8      $   1.9      $   1.6      $  12.0      $   9.1      $  11.1
   Portion of rent expense
   representative of interest(a)       0.4          0.2          0.5          0.4          0.7          0.6          0.7
                                    -------      -------      -------      -------      -------      -------      -------
      Fixed Charges                $   2.2      $   2.0      $   2.4      $   2.0      $  12.7      $   9.7      $  11.8

Earnings:
   Earnings before income taxes    $   5.1      $   2.4      $   8.9      $  13.9      $  21.1      $  15.5      $  10.2
   Fixed Charges                       2.2          2.0          2.4          2.0         12.7          9.7         11.8
                                   -------      -------      -------      -------      -------      -------      -------
      Earnings                     $   7.3      $   4.4      $  11.3      $  15.9      $  33.8      $  25.2      $  22.0

Ratio of Earnings to Fixed
Charges                               3.37x        2.20x        4.71x        7.95x        2.66x        2.60x        1.86x



CONSOLIDATED COMMUNICATIONS TEXAS HOLDINGS, INC.


                                                         Fiscal Year                                Nine Months Ended
                                                         -----------                                -----------------
                                                                                                     January    April
                                                                                                    1, 2004   14, 2004
                                                                                                       to        to
                                                                                         September   April    September September
                                                                                             30,       13,       30,       30,
                                       1999      2000       2001       2002       2003      2003      2004      2004      2004
                                      -------   -------    -------    -------    -------   -------   -------   -------   -------
                                                                                                                        (Combined)
Fixed Charges:
   Interest Expense including
   amortization of debt issuance
   costs                              $   1.9   $  10.2    $  12.0    $   7.9    $   5.7   $   4.5   $   3.2   $  13.2   $  16.4
   Portion of rent expense
   representative of interest(a)           --       0.2        0.8        1.2        1.4       1.3       0.3       0.4       0.7
                                      -------   -------    -------    -------    -------   -------   -------   -------   -------
      Fixed Charges                   $   1.9   $  10.4    $  12.8    $   9.1    $   7.1   $   5.8   $   3.5   $  13.6   $  17.1

Earnings:
   Earnings before
   income taxes                       $  18.9   $  (7.8)   $ (27.1)   $(132.0)   $  14.7   $  21.2   $   6.3   $  19.3   $  25.6
   Fixed Charges                          1.9      10.4       12.8        9.1        7.1       5.8       3.5      13.6      17.1
                                      -------   -------    -------    -------    -------   -------   -------   -------   -------
      Earnings                        $  20.8   $   2.6    $ (14.3)   $(122.9)   $  21.8   $  27.0   $   9.8   $  32.9   $  42.7

Ratio of Earnings
to Fixed Charges(b)                    10.95x     0.25x         --         --      3.07x     4.66x     2.78x     2.42x     2.49x

------------------------
(a) The percent of rent included in the calculation is a reasonable approximation of the interest factor in CCI and CCV operating leases.

(b) For the years ended December 31, 2000, 2001 and 2002, earnings were insufficient to cover fixed charges by $7.8 million, $27.1 million and $132.0 million, respectively.